AMENDMENT TO CUSTODY AGREEMENT

This amendment is made as of the 1st day of December, 2012, to the Custody Agreement dated November 12, 2002 (the “Agreement”), between The Bank of New York Mellon (fka The Bank of New York) and The North Country Funds, a copy of which is attached.

The Custody Account Agency Authorization and Agreement and the Custody Fee Schedules contained in the Agreement are hereby deleted in their entirety and replaced with the following Appendices II, III, IV and V dated December 1, 2012.

AMENDED AND RESTATED

APPENDIX II

CUSTODY ACCOUNT AGENCY AUTHORIZATION AND AGREEMENT

Custody Account Agency Authorization and Agreement by and among The North Country Funds (the “Fund”), The Bank of New York Mellon (“Custodian”) and Gemini Fund Services, LLC.

1.

This Amended and Restated Custody Account Agency Authorization and Agreement (the “Agency Authorization”) supplements, amends and forms a part of the Custody Agreement between Customer and Custodian (the “Custody Agreement”) dated as of November 12, 2002, and supersedes any earlier dated Appendix II.  Capitalized terms used and not defined in this Agency Authorization shall have the respective meanings given them in the Custody Agreement.

2.

For the account(s) identified below, the Fund has duly authorized Gemini Fund Services, LLC (“Service Provider”) to act as the Fund’s agent for the purpose of (a) receiving reports, advices and other information from Custodian under the Custody Agreement, (b) delivering Certificates, Oral and Written Instructions to Custodian (as defined in the Custody Agreement), (c) buying and selling foreign currency (on a spot and forward basis) and options to buy and sell foreign currency, and to confirm to Custodian that all actions taken by Custodian in reliance upon such authorization (whether in its capacity as custodian or counterparty) shall be binding on the Fund and the beneficial owner of such account(s) and (d) provide such custody administration services as are described in Exhibit A attached hereto.

Account Title/Number

North Country Equity Growth Fund

a/c # 269881

North Country Intermediate Bond Fund

a/c # 269882

3.

Custodian shall have no responsibility or liability with respect to any of the custody administration services described herein or in Exhibit A.

4.

Custodian agrees to submit its invoices for services rendered pursuant to the Custody Agreement to Service Provider.  Service Provider shall combine Custodian’s invoice with its own invoice for the services it provides to the Fund as described herein and submit a consolidated invoice to the Fund’s designated fund administrator for payment.  The Fund shall pay Service Provider and Service Provider shall promptly remit to Custodian on behalf of the Fund, all fees to which Custodian is entitled.  Nothing contained herein shall be construed to relieve the Fund of its obligation to pay Custodian for services rendered pursuant to the Custody Agreement.

5.

This Appendix shall be coterminous with the Custody Agreement unless terminated earlier by the Fund upon 30 days  prior written notice to Custodian.

6.

This Appendix shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.

To the extent that any terms in this Supplement are inconsistent with the express terms of the Custody Agreement, this Agency Authorization shall govern.  All of the terms of the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, The Fund, the Service Provider and Custodian have caused this Agency Authorization to be executed by their respective officers, thereunto duly authorized, as of the day and year set forth below.

THE BANK OF NEW YORK MELLON

THE NORTH COUNTRY FUNDS

By:____________________________

By:________________________

Title:

Title: President

Date:

Date:

GEMINI FUND SERVICES, LLC

By:____________________________

Title: President

Date:

EXHIBIT A

Custody Administration Services

As Custody Administrator, Gemini Fund Services, LLC shall:

a)

input and verify portfolio trades

b)

monitor pending and failed security trades

c)

coordinate communications between brokers and banks to resolve any operation problems

d)

advise the Fund of any corporate action information, address and follow up on any dividend or interest discrepancies

e)

process the Fund’s expenses

f)

interface with the accounting services provider and the transfer agent to research and resolve custody cash problems

g)

provide daily and monthly reports

h)

affirm portfolio trades

APPENDIX III

COMBINED CUSTODY FEE SCHEDULE

(COMBINED FEES OF BANK OF NEW YORK MELLON AND GEMINI FUND SERVICES, LLC)

Safekeeping/Income Collection:

1.5

basis points per annum on the first $100MM market value of each portfolio,

1.0

basis point per annum on the balance of each portfolio market value provided at month-end.

Security Transaction Charges:

$ 3

Internal Book-to-Book debit transaction

$ 5

Fed wire charges and Bank official check requests

$ 5

Book-entry settlements – DTC/FRB/PTC

$ 15

Book-entry P & I

$ 15

Physical settlements, options, and futures

$ 5

Paydowns

$ 25      Definitive security (physical – private placements)

Foreign Settlements:

Attached listing of Countries.

Earnings credit on Balances/Interest on Overdrafts

Earnings credits are provided to each portfolio on 100% of the daily available balance on the domestic custodian account after reduction for Federal Reserve and other depository requirements, computed at the 90-day T-bill rate on the day of the balance.

Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 2% above the effective Federal Funds rate.

Credits and debits will be accumulated daily and offset monthly against the Bank’s safekeeping custodian fees.  To the extent a net debit is accumulated, each portfolio will be billed for the expense.  To the extent a net earnings credit is generated, such excess earnings credit can be carried forward until calendar year end or the Fund’s fiscal year end.  Any credits remaining after that date will be forfeited.

Out-of-Pocket Expenses

Out-of-pocket expenses traditionally include, but are not limited to, Federal Reserve charges, postage and insurance on physical transfer items, attendance at closing, telecommunication charges, etc.

APPENDIX IV

THE BANK OF NEW YORK FEE SCHEDULE

For the services described in this Custody Agreement, The Bank of New York receives a portion of the Fees stated in Appendix III above.  The Bank of New York’s portion of these fees is enumerated below.

CUSTODY SERVICES

Safekeeping/Income Collection:

3/4

of one basis point per annum on the first $100mm market value of the portfolio,

1/2

of one basis point per annum on the next $400mm market value of the portfolio,

1/4       of one basis point per annum on the balance of the portfolio market value provided to us as month-end.

*If portfolio assets were to reach $1 billion the following change to the asset based fees would apply:

1/4   of one basis point per annum on the entire portfolio market value provided to us as of month-end.

Security Transaction Charges

$ 2.25

 Internal Book-to-Book transaction

$ 5

 Fed wire charges and Bank official check requests

$ 5

 Book-entry settlements – DTC/FRB/PTC

$15

 Book-Entry P & I

$10

 Physical settlements, options, and futures

$ 5

 Paydowns

$ 25      Definitive security (physical – private placements)

Earnings Credit on Balances/Interest on Overdrafts:

Earnings credits are provided to each portfolio on 100% of the daily available balance in the domestic custodian account after reduction for Federal Reserve requirements, computed at the 90-day T- bill rate on the day of the balance.

Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 2% above the Federal Funds rate on the day of the overdraft.

Credits and debits will be accumulated daily and offset monthly against the Bank’s safekeeping custodian fees.  To the extent a net debit is accumulated, each portfolio will be billed for the expense.  To the extent a net earnings credit is generated, such excess earnings credit can be carried forward until calendar year end.  Any credits remaining after that date will be forfeited.

Foreign Settlements

See attached listing of Countries.

Out of Pocket Expenses:

Charges incurred by the Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees or other unusual expenses, which are unique to the country of investment, will be passed along as incurred.

Third Party Foreign Exchange:

$35.00 per transaction

Minimum Fee for use of our Global Network

$500 per month, per portfolio

Third Party Foreign Exchange Settlement

$25 per non-USD currency movement

Minimum Charges Imposed by Agent Banks/Local Administrators

Brazil

15 basis points for annual administrative charges

Chile

USD $17,500-$20,000 per annum minimum administration charge

Columbia

USD $600 per month minimum administration charge

Ecuador

USD $800 monthly minimum per relationship

Egypt

USD $400 monthly minimum per relationship

Additional Charges

Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments stock exchange fees, postage and insurance for shipping, extraordinary telecommunication fees or their unusual expenses which are unique to a country in which our clients is investing will be in addition to the stated fees.

APPENDIX V

GEMINI FUND SERVICES, LLC

CUSTODY ADMINISTRATION SERVICES AND FEES

For the services described below, Gemini Fund Services, LLC receives a portion of the Fees stated in Appendix III above.  Gemini’s portion of these fees is enumerated below.

CUSTODY ADMINISTRATION SERVICES:

As Custody Administrator, Gemini Fund Services, LLC shall:

a)

input and verify portfolio trades

b)

monitor pending and failed security trades

c)

coordinate communications between brokers and Funds to resolve any operation problems

d)

advise the Trust of any corporate action information, address and follow up on any dividend or interest discrepancies

e)

process the Trusts’ expenses

f)

interface with the accounting services provider and the transfer agent to research and resolve Custody cash problems

g)

provide daily and monthly reports

h)

affirm portfolio trades

CUSTODY ADMINISTRATION FEES:

Safekeeping/Income Collection:

3/4

of one basis points per annum on the first $100MM market value of each portfolio,

1/2

of one basis points per annum of the next $400MM market value of each portfolio,

3/4

of one basis point per annum on the balance of each portfolio market value provided to us as month-end.

Security Transaction Charges

$ 0.75

Internal Book-to-Book debit transaction

$ 0

Fed wire charges and Bank official check requests

$ 0

Book-entry settlements – DTC/FRB/PTC

$ 0

Book-entry P & I

$ 5

Physical settlements, options, and futures

$ 0

Paydowns

$ 0      Definitive security (physical – private placements)

Foreign Settlements

No additional fees for foreign settlements

Out-of-Pocket Expenses

Charges incurred by the Gemini for postage and insurance for shipping, facsimiles, extraordinary telecommunications fees or other unusual expenses will be passed along as incurred.

Billing Cycle

The above fees will be billed on a monthly basis.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

The Bank of New York Mellon

The North Country Funds

_____________________________

_____________________________

James R. Colantino, President

Attested to and Agreed by Gemini Fund Services, LLC

_______________________________

Kevin Wolf, President